                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         GOODY'S FAMILY CLOTHING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [Goody's logo]

Dear Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the annual meeting of shareholders to be held at 10:00 a.m. on Wednesday, June 18, 1997 at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee.

     The notice of the meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon. A copy of the Company's 1996 Annual Report is also enclosed for your review.

     In addition to the specific matters to be acted upon at the meeting as described in detail in the accompanying Proxy Statement, during the meeting there will be a review of fiscal 1996, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

     I look forward to seeing you at the meeting.

                                      Sincerely yours,

                                      /s/ R. M. GOODFRIEND

                                      Robert M. Goodfriend
                                      Chairman of the Board and
                                      Chief Executive Officer

Knoxville, Tennessee
May 21, 1997

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goody's Family Clothing, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Goody's Family Clothing, Inc. (the "Company") will be held at 10:00 a.m. on Wednesday, June 18, 1997 at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee for the following purposes:

        1. To elect two directors to serve for terms of three years;

        2. To consider, approve and adopt the Goody's Family Clothing, Inc. 1997 Stock Option Plan;

        3. To consider, approve and adopt the Goody's Family Clothing, Inc. Short Term Incentive Plan; and

        4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 28, 1997 are entitled to notice of and to vote at the meeting.
 YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE
   URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU CHOOSE TO ATTEND THE MEETING,
            YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTE.

                                          By Order of the Board of Directors,

                                          /s/ EDWARD R. CARLIN

                                          Edward R. Carlin
                                          Secretary
Knoxville, Tennessee
May 21, 1997

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                                PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Goody's Family Clothing, Inc. (the "Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Wednesday, June 18, 1997 and at any and all adjournment(s) or postponement(s) thereof (the "Annual Meeting"). A copy of the notice of the Annual Meeting accompanies this Proxy Statement. This Proxy Statement and the enclosed proxy card will be first mailed on or about May 21, 1997 to the shareholders of record of the Company (individually, a "Shareholder" and collectively, the "Shareholders") at the close of business on April 28, 1997 (the "Record Date").

     Proxies will be voted as specified by Shareholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share, of the Company (the "Common Stock") represented thereby will be voted (i) FOR the election as directors of the Company of the two nominees listed in this Proxy Statement, (ii) FOR the approval and adoption of the Goody's Family Clothing, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan") and (iii) FOR the approval and adoption of the Goody's Family Clothing, Inc. Short Term Incentive Plan (the "Short Term Incentive Plan"). A signed proxy submitted by a Shareholder will not affect his or her right to attend, and to vote in person at, the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, by executing a proxy bearing a later date or by attending and voting in person at the Annual Meeting.

     There are 16,190,882 shares of Common Stock entitled to notice of and to vote at the Annual Meeting, and each such share entitles its holder to one vote. Pursuant to the provisions of the Tennessee Business Corporation Act, April 28, 1997 has been fixed as the Record Date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. The holders of a majority of all the shares of Common Stock entitled to vote must be present in person, or represented by proxy, at the Annual Meeting to constitute a quorum and to act upon the proposed business. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

     Under Tennessee law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in any election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than another person or persons, if any, nominated for the same seat on the Board. Accordingly, votes withheld from director nominees, abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

     Approval and adoption of the 1997 Stock Option Plan and the Short Term Incentive Plan, and approval of any other matter that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon (assuming the presence of a quorum at the Annual Meeting). Abstentions and broker non-votes will be counted as votes against approval.

     The terms "fiscal 1994," "fiscal 1995," "fiscal 1996," "fiscal 1997" and "fiscal 1998" as used herein refer to the Company's fiscal years ended January 28, 1995, February 3, 1996 and February 1, 1997, and the Company's fiscal years ending January 31, 1998 and January 30, 1999, respectively.

         YOUR BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND
                 RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of the Record Date (except in the case of FMR Corp. and the other persons and entities referenced in footnote 6, the following table sets forth information regarding their beneficial ownership of the outstanding shares of Common Stock as of December 31, 1996) for (i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each of the executive officers of the Company named in the "Table I -- Summary Compensation Table", (iii) each director and director nominee of the Company and (iv) all directors and executive officers of the Company as a group. According to rules adopted by the Securities and Exchange Commission (the "Commission"), a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days from the Record Date through the exercise of an option, warrant or right, conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding. An asterisk indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Common Stock.

                                                       Number of Shares and Nature of Beneficial
                                                            Ownership at April 28, 1997(1)
                                               ---------------------------------------------------------
                                                                                            Number of
                                                                                            Shares in
                                                                                          Second Column
                                               Voting or Investment Power                 Which May Be
                                               --------------------------    Percent     Acquired within
Name                                              Sole          Shared       of Class      60 Days(2)
----                                           -----------    -----------    --------    ---------------
Robert M. Goodfriend(3)......................    9,358,355(4)      11,250(5)   56.7%          320,000
FMR Corp.(6).................................           --      1,612,500      10.0%               --
Harry M. Call................................      105,269             --         *           100,000
Edward R. Carlin.............................       40,635             --         *            40,500
Thomas R. Kelly, Jr..........................       18,000             --         *            18,000
David R. Mullins.............................       72,500             --         *            67,250
Samuel J. Furrow.............................       12,222             --         *            12,222
Robert F. Koppel.............................       11,958             --         *            11,958
Irwin L. Lowenstein..........................        6,131             --         *             6,131
Cheryl L. Turnbull...........................       12,222             --         *            12,222
All Directors and Executive Officers as a
  Group (10 Persons).........................    9,647,392(4)      11,950(7)   57.5%          598,283

---------------

(1) As previously noted, the information regarding the beneficial ownership of the outstanding shares of Common Stock held by FMR Corp. and the persons and entities referenced in footnote 6 is as of December 31, 1996.
(2) This column lists the number of shares of Common Stock which the respective director and/or executive officer has the right to acquire within 60 days from the Record Date through the exercise of stock options awarded under the Company's stock option plans.
(3) The business address of Mr. Goodfriend is 400 Goody's Lane, Knoxville, Tennessee 37922.
(4) These shares do not include 417,270 shares (2.6% of the outstanding shares of Common Stock) held in trust for Mr. Goodfriend's children, as to which Mr. Goodfriend disclaims beneficial ownership. Mr. Goodfriend has no voting or investment power with respect to these shares.
(5) These shares are owned by Mr. Goodfriend's wife, with whom Mr. Goodfriend shares voting and investment power with respect to such shares.
(6) According to a Schedule 13G filed by FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR ("Fidelity"), and Fidelity Contrafund, Mr. Johnson 3d is the Chairman of FMR and the owner of 12% of the aggregate outstanding voting stock of FMR and Ms. Johnson is a director of FMR and the owner of 24.5% of the aggregate outstanding voting stock of FMR and each may be deemed to be members of a controlling group with respect to FMR. The Schedule 13G states that, at December 31, 1996, (i) Fidelity was the beneficial owner of 1,612,500 shares of Common Stock as a result of acting as investment advisor to various registered investment companies (the "Funds"), (ii) Fidelity Contrafund, one of the Funds, was the beneficial owner of 1,535,300 shares of Common Stock (9.51% of the outstanding shares of Common Stock), (iii) each of Mr. Johnson 3d, FMR (through its control of Fidelity) and the Funds has sole power to dispose of the 1,612,500 shares, and (iv) the power to vote all of the 1,612,500 shares resides with the Board of Trustees of the Funds. The address of FMR, Fidelity and Fidelity Contrafund is 82 Devonshire Street, Boston, Massachusetts 02109.
(7) Voting and investment power with respect to these shares are shared with certain family members of the respective director and/or executive officer. See footnote 5 above.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Board is divided into three classes of directors with each class holding office for a staggered three-year term. The term of the Class II Directors, Messrs. Harry M. Call and Samuel J. Furrow, will expire at the Annual Meeting. Messrs. Call and Furrow are nominees for election at the Annual Meeting as Class II Directors to serve until the 2000 annual meeting of shareholders (or until the earlier election and qualification of their successors). The Company's Bylaws (the "Bylaws") provide that any vacancy in the Board created by the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for a term of office until the next annual meeting of shareholders.

     The Bylaws further provide that the Company shall have at least five and no more than ten directors, with the Board to determine the exact number from time to time, and that at least 51% of the Board shall be Independent Directors. For purposes of the Bylaws, a person shall be deemed to be an "Independent Director" if he or she (i) is not an executive officer or an employee of the Company or any subsidiary or affiliate of the Company, (ii) has not served as an executive officer of the Company at any time during the two years preceding his or her election as a director of the Company and has not served in such capacity for a period exceeding ten years, (iii) is not a family member (i.e., parent, sibling, grandparent, mother-in-law, father-in-law, spouse, former spouse, child, stepchild, grandchild or any other blood or legal relative) of any executive officer or any other employee described in clause (i) or (ii) above, (iv) is not a person, or is not a family member or Affiliate or Associate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of any person, who beneficially owns 25% or more of the securities of the Company then entitled to vote in the election of directors of the Company and (v) is free from any relationship that, in the good faith opinion of the other Independent Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of an Independent Director. The Board is currently comprised of six members and all of the directors, other than Messrs. Goodfriend and Call, meet the requirements for being an Independent Director.

     Since the Board has only nominated two persons for election as Class II Directors and has fixed the number of Class II Directors at two directors, proxies granted by the Shareholders cannot be voted for a greater number of persons than the number of nominees named herein. The election of the Class II Directors requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting, and the Class II Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote at the Annual Meeting. The Company's principal shareholder, Mr. Robert M. Goodfriend, owns a majority of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the election as Class II Directors of the Company of the two nominees listed below. Accordingly, the affirmative vote of Mr. Goodfriend will be sufficient to elect as Class II Directors the two nominees listed below regardless of the vote of the other Shareholders with respect to their election.

     In the event any of the nominees listed below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies in the enclosed proxy card reserve full discretion to vote for such other person or persons as may be nominated.

DIRECTOR, DIRECTOR NOMINEE AND EXECUTIVE OFFICER INFORMATION

     The following table sets forth biographical data for the last five years for each director, for each nominee for director and for each executive officer of the Company (based upon information supplied by him or her to the Company) and such person's length of service as a director and/or executive officer of the Company.

CLASS II DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR
                 TERM EXPIRING AT THE 2000 ANNUAL MEETING

                                                                                           Executive
                                      Position(s) With Company, Principal      Director     Officer
            Name              Age      Occupation and Business Experience       Since        Since
            ----              ---    --------------------------------------    --------    ---------
Harry M. Call                 52     Director, President and Chief              1995        1995
                                     Operating Officer of the Company since
                                     January 1995. Director of Cush
                                     Industries (a medical supply company)
                                     since August 1994. Previously served
                                     as the Director of Operations of
                                     Processed Foods Corporation (a food
                                     processing company) from October 1993
                                     to January 1995. Director, Chief
                                     Operating Officer and Executive Vice
                                     President of the Company from January
                                     1988 to August 1993.
Samuel J. Furrow              55     Director. Chairman of Furrow Auction       1995         --
                                     Company (a real estate and equipment
                                     sales company) since April 1968.
                                     Chairman of Furrow-Justice Machinery
                                     Corporation (a six-branch industrial
                                     and construction equipment dealer)
                                     since September 1983. Owner of
                                     Knoxville Motor Company (a
                                     Mercedes-Benz dealership) since Decem-
                                     ber 1980. Director of Southeastern
                                     Advertising Inc. (an advertising
                                     agency) since April 1968. Director of
                                     First American National Bank since
                                     September 1993.

                 YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
                  OF THE ABOVE NOMINEES AS CLASS II DIRECTORS.

CLASS III DIRECTORS -- TERM EXPIRING AT THE 1998 ANNUAL MEETING

                                                                                           Executive
                                      Position(s) With Company, Principal      Director     Officer
            Name              Age      Occupation and Business Experience       Since        Since
            ----              ---    --------------------------------------    --------    ---------
Robert M. Goodfriend          47     Chairman of the Board of Directors and     1973        1977
                                     Chief Executive Officer of the
                                     Company.
Robert F. Koppel              50     Director. President of East Tennessee      1995         --
                                     Children's Hospital since August 1976.

CLASS I DIRECTORS -- TERM EXPIRING AT THE 1999 ANNUAL MEETING

                                                                                           Executive
                                      Position(s) With Company, Principal      Director     Officer
            Name              Age      Occupation and Business Experience       Since        Since
            ----              ---    --------------------------------------    --------    ---------
Irwin L. Lowenstein           61     Director. Chief Executive Officer of       1996         --
                                     Rhodes, Inc. (a publicly-held
                                     specialty furniture retailer)
                                     ("Rhodes") since May 1989. Previously
                                     served as Chairman from July 1994 to
                                     February 1997, Director from March
                                     1977 to February 1997, President from
                                     March 1977 to July 1994 and Chief
                                     Operating Officer from March 1977 to
                                     May 1989 of Rhodes. Director of L.A.T.
                                     Sportswear, Inc. (a sportswear
                                     manufacturer and distributor) since
                                     July 1994.
Cheryl L. Turnbull            36     Director. Vice President of Banc One       1995         --
                                     Capital Corporation (a merchant bank)
                                     since July 1996. A private investor
                                     from July 1995 to July 1996.
                                     Previously served as Managing Director
                                     of Aston Limited Partners, L.P. (a
                                     bank re-engineering firm) from August
                                     1992 to June 1995. Vice President of
                                     Merchant Banking for Prudential Bache
                                     Interfunding, Inc. (a merchant bank)
                                     and in various other capacities for
                                     Prudential Securities, Inc. from
                                     September 1990 to December 1991.

EXECUTIVE OFFICERS (IN ADDITION TO MESSRS. GOODFRIEND AND CALL):

                                                                                         Executive
                                           Position(s) With Company, Principal            Officer
            Name              Age           Occupation and Business Experience             Since
            ----              ---    ------------------------------------------------    ---------
Edward R. Carlin              56     Executive Vice President, Chief Financial            1994
                                     Officer of the Company since July 1994 and
                                     Secretary of the Company since February 1995.
                                     Previously served as Director, Executive Vice
                                     President, Chief Financial Officer and Secre-
                                     tary of Oshman's Sporting Goods, Inc. (a
                                     publicly-held retail sporting goods chain) and
                                     in various other capacities from August 1982 to
                                     July 1994.
Thomas R. Kelly, Jr.          52     Executive Vice President, General Merchandise        1995
                                     Manager of the Company since January 1995.
                                     Previously served as Senior Vice President and
                                     General Merchandise Manager of Solo Serve
                                     Corporation (an off-price retailer) from
                                     November 1993 to June 1994. Executive Vice
                                     President, General Merchandise Manager of the
                                     Company from October 1990 to June 1993.

                                                                                         Executive
                                           Position(s) With Company, Principal            Officer
            Name              Age           Occupation and Business Experience             Since
            ----              ---    ------------------------------------------------    ---------
Carmen Monaco(1)              50     Senior Vice President, Marketing and Advertising     1992
                                     of the Company from January 1995 to April 1997.
                                     Previously served as Vice President, Marketing
                                     and Advertising of the Company from August 1992
                                     to January 1995. Vice President, Marketing/Sales
                                     Promotion of Miller's Outpost (a retail clothing
                                     chain) from April 1987 to August 1992.
David R. Mullins              45     Executive Vice President, Stores of the Company      1980
                                     since December 1996. Previously served as Senior
                                     Vice President, Store Operations from July 1994
                                     to December 1996, Vice President, Store
                                     Operations, from August 1980 to July 1994 and a
                                     Director of the Company from November 1991 to
                                     October 1993.
Marcus H. Smith, Jr.          40     Senior Vice President, Real Estate of the            1995
                                     Company since April 1995. Previously served as
                                     Vice President of Development of Valparaiso
                                     Realty Company (a real estate development
                                     company) from May 1992 to April 1995. Vice
                                     President of Real Estate of Enstar Specialty
                                     Retail (an apparel and shoe retailer) from
                                     August 1989 to May 1992.

---------------

(1) Mr. Monaco resigned as an officer of the Company in April 1997.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal 1996, the Board met five times and each director attended 75% or more of the aggregate number of meetings held by the Board and its committees on which he or she served.

     The Bylaws provide that the Board shall have and maintain Audit and Compensation Committees. The Bylaws further provide that each of such committees shall consist of not less than three directors and all members of such committees shall be Independent Directors. The Audit Committee, which consists of Messrs. Furrow and Koppel (Chair) and Ms. Turnbull, is responsible for making recommendations to the Board for the selection and remuneration of independent auditors to audit the Company's annual financial statements. The Audit Committee also reviews (i) the results and findings of audits performed by the independent auditors and the Company's internal audit department and their recommendations therewith, (ii) the Company's systems of internal accounting controls and significant accounting policies and (iii) the nature of non-audit services performed by the independent auditors. During fiscal 1996, the Audit Committee met three times.

     The Compensation Committee, which consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), is responsible for reviewing the compensation, including fringe benefits, of the Chief Executive Officer, other officers and key management of the Company and making recommendations thereof to the Board and for administering the Company's stock option plans. In carrying out such responsibilities, the Compensation Committee reviews the salaries and benefits of key employees and recommends performance targets under the Company's short term incentive compensation plan, performance and other incentive bonuses and the amount of contributions to the Company's Profit Sharing Plan. During fiscal 1996, the Compensation Committee met four times.

     The Board also has a Nominating Committee, which consists of Messrs. Furrow (Chair), Goodfriend and Lowenstein, and is responsible for recommending to the Board suitable persons for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders provided that the names of such persons are submitted no later than the date established for the submission of shareholder proposals for action at the Company's next annual meeting of shareholders. The Nominating Committee met once in fiscal 1996.

DIRECTORS' COMPENSATION

     No compensation is paid to executive officers of the Company for services rendered in their capacities as directors.

     Each non-employee director is entitled to receive a monthly retainer of $1,000 and a fee of $1,500 for attendance at each meeting of the Board or any of its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings and provided further that directors are not compensated for their participation in brief informative telephonic meetings). The Board has also instituted a policy which provides that eight hours of committee work outside of formal committee meetings by a non-employee director is equivalent to attendance at one committee meeting, thereby entitling such director to a fee of $1,500. In addition to receiving directors' fees, all non-employee directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or any of its committees.

     Non-employee directors are also entitled to receive, upon first becoming a director of the Company, formula grants of stock options to acquire 7,500 shares of Common Stock. At each subsequent annual meeting of shareholders, formula grants of stock options to acquire 1,500 shares of Common Stock are also awarded to each non-employee director. These stock options are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in 20% annual increments following the date of grant. See "Proposal 2 -- Adoption of 1997 Stock Option Plan."

     Non-employee directors are permitted to irrevocably elect to receive (in lieu of cash for directors' fees otherwise earned by them) non-qualified stock options exercisable to purchase shares of Common Stock at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual directors' fees otherwise payable to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders. These stock options are granted at the Board meeting following the annual meeting of shareholders based on the number of anticipated meetings of the Board and its committees to be held during the twelve-month period beginning on the first day of the third quarter of the current fiscal year of the Company and ending on the last day of the second quarter of the following fiscal year of the Company (the "Plan Year"). These stock options vest on the twelve-month anniversary of the date of grant and are subject to adjustment at the end of the Plan Year (which corresponds with the end of the Company's second fiscal quarter) to reflect each director's actual attendance at or participation in the meetings. At each of the Board meetings on June 21, 1995 (following the 1995 annual meeting of shareholders) and on June 19, 1996 (following the 1996 annual meeting of shareholders), all non-employee directors elected to receive 100% of their directors' fees for the 1995 Plan Year (the period including the last two quarters of fiscal 1995 and the first two quarters of fiscal 1996) and the 1996 Plan Year (the period including the last two quarters of fiscal 1996 and the first two quarters of fiscal 1997), respectively, in the form of discounted stock options. The non-employee directors will be permitted to make such election for the 1997 Plan Year (the period including the last two quarters of fiscal 1997 and the first two quarters of fiscal 1998) at the Board meeting planned for June 18, 1997 following the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Commission on a timely basis. Reporting Persons are required to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and certain written representations that no other reports were required, the Company believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 1996 were complied with on a timely basis.

OTHER MATTERS

     On September 29, 1995, the Commission entered an Order Instituting Public Proceedings Pursuant to Section 21C of the Exchange Act, Making Findings and Imposing Relief, and Cease-and-Desist Order against the Company and Robert M. Goodfriend, the Chairman and Chief Executive Officer of the Company, Release No. 36308, File No. 3-8852 (the "Order"). In anticipation of the Order, the Company and Mr. Goodfriend each submitted an Offer of Settlement without admitting or denying the findings set forth therein, and consented to the entry of the Order by the Commission. Pursuant to the Order, the Commission found that during 1992 and 1993: (i) the Company violated Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder and (ii) Mr. Goodfriend violated Rule 13b2-1 promulgated under the Exchange Act and caused the Company's violation of the above-referenced Sections. In addition, the Commission entered an order that each of the Company and Mr. Goodfriend cease and desist from committing or causing any violation, and from committing or causing any future violation, of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder.

     On August 28, 1995, the United States District Court for the Eastern Division of Tennessee, Northern Division at Knoxville entered an Order and Final Judgment approving the settlement agreement entered into by the Company in connection with the lawsuit filed against it in such court on November 24, 1993, styled Deborah Landes, on behalf of herself and all others similarly situated, vs. Robert M. Goodfriend, Roger L. Jenkins, Donald A. VandenBerg, Harry M. Call and Goody's Family Clothing, Inc. and dismissed such lawsuit with prejudice. The class action complaint had alleged that the price of the Common Stock was artificially inflated as a result of false and misleading statements concerning the Company's liquidity and financial condition. These allegations related to the transactions referred to above in connection with the Order. The proposed settlement was preliminarily approved by the court in April 1995 and, under the terms of such proposed settlement, the Company paid into escrow a sum of $3,200,000 (the "Settlement Funds") in full and final settlement of the plaintiff's claims for damages. The Company's insurer reimbursed a sum of $1,300,000 to the Company under its Directors' and Officers' Indemnification and Liability coverage. The Company had expended the net amount of $1,900,000 as an unusual item relating to this lawsuit in fiscal 1994. On September 10, 1996, the United States District Court for the Eastern Division of Tennessee, Northern Division at Knoxville entered an Order Authorizing Distribution of Class Settlement Funds and Other Relief approving the distribution of the Settlement Funds.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION TABLES

     The following tables set forth certain information required by the Commission relating to various forms of compensation awarded to, earned by and paid to the Company's chief executive officer and its next four most highly compensated executive officers who were serving as the Company's executive officers at the end of fiscal 1996. All of such executive officers are hereinafter referred to as the "named executive officers."

                     TABLE I -- SUMMARY COMPENSATION TABLE

     The following table presents the total compensation awarded to, earned by and paid to the named executive officers during the last three fiscal years.

                                                                                  Long-Term
                                                    Annual Compensation          Compensation
                                              --------------------------------   ------------
                                                                     Other        Securities        All
                                                                     Annual       Underlying       Other
                                     Fiscal   Salary     Bonus    Compensation     Options      Compensation
Name and Position                     Year      ($)       ($)        ($)(1)          (#)            ($)
-----------------                    ------   -------   -------   ------------   ------------   ------------
Robert M. Goodfriend...............   1996    550,000   825,000      82,550(2)     320,000         32,816(3)
  Chairman of the Board               1995    500,000   100,000      88,206(2)          --         29,913(3)
  and Chief Executive Officer         1994    500,000        --     152,461(2)          --         39,831(3)
Harry M. Call(4)...................   1996    275,000   206,250          --             --         10,876(5)
  President and Chief                 1995    275,000   100,000          --        120,000          8,124(5)
  Operating Officer                   1994     15,432        --          --             --            357(5)
Edward R. Carlin(4)................   1996    215,000   129,000          --          7,500          5,775(6)
  Executive Vice President,           1995    215,000     5,000          --         45,000(7)          --
  Chief Financial Officer and
    Secretary                         1994    120,638    90,000      86,582(8)       9,000(9)          --
Thomas R. Kelly, Jr.(4)............   1996    215,000   129,000          --         10,000          2,216(10)
  Executive Vice President,           1995    215,000    14,000          --         40,000             --
  General Merchandise Manager         1994         --        --          --             --             --
David R. Mullins...................   1996    215,000   129,000          --          7,500          3,969(11)
  Executive Vice President,           1995    215,000     5,000          --         19,500(7)       4,924(11)
  Stores                              1994    156,923    58,077          --          7,250          7,295(11)

---------------

 (1) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.
 (2) Includes (i) $67,399, $69,028 and $82,650 in fiscal 1996, 1995 and 1994, respectively, attributable to personal use of the Company's aircraft by Mr. Goodfriend and his family, calculated using the applicable industry standard fare level formula established by the Internal Revenue Service,
     (ii) $13,562, $19,002 and $17,264 in fiscal 1996, 1995 and 1994, respectively, for his personal use of the Company's automobiles and (iii) $52,445 in fiscal 1994 for a Company car given to him.
 (3) Consists of (i) non-cash benefits of $30,600, $27,042 and $34,201 in fiscal 1996, 1995 and 1994, respectively, calculated using the applicable Internal Revenue Service formula, deemed to have been paid to Mr. Goodfriend as a result of the Company's payment of premiums on certain split-dollar life insurance policies (see "Certain Transactions") and (ii) $2,216, $2,871 and $5,630 in fiscal 1996, 1995 and 1994, respectively, attributable to the Company's contributions and allocations on his behalf to the Company's Profit Sharing Plan.
 (4) Messrs. Call and Kelly were employed by the Company from January 1988 to August 1993, and from October 1990 to June 1993, respectively, and were both rehired in January 1995. Mr. Carlin was hired by the Company in July 1994. Accordingly, the amounts included in this table reflect compensation paid to each of these named executive officers for fiscal 1995 and for the relevant portions of fiscal 1994.
 (5) Consists of (i) $3,308, $3,308 and $357 in fiscal 1996, 1995 and 1994, respectively, attributable to the Company's payment of term life insurance premiums as to which Mr. Call's family is the beneficiary, (ii) $5,352 and $4,816 for disability insurance premiums paid by the Company in fiscal 1996 and 1995, respectively, and (iii) $2,216 attributable to the Company's contributions and allocations on his behalf to the Company's Profit Sharing Plan in fiscal 1996.
 (6) Consists of (i) $939 in fiscal 1996 attributable to the Company's payment of term life insurance premiums as to which Mr. Carlin's family is the beneficiary, (ii) $2,620 for disability insurance premiums paid by the Company in fiscal 1996 and (iii) $2,216 attributable to the Company's contributions and allocations on his behalf to the Company's Profit Sharing Plan in fiscal 1996.
 (7) Includes stock options to purchase 35,000 and 7,500 shares of Common Stock issued to Messrs. Carlin and Mullins, respectively, as a result of the repricing of previously issued stock options.

 (8) Includes (i) $82,767 for the reimbursement of Mr. Carlin's relocation costs by the Company and (ii) $3,527 attributable to his personal use of the Company's automobile.
 (9) Excludes 35,000 stock options granted in fiscal 1994 which were terminated in connection with a stock option repricing.
(10) Consists of $2,216 attributable to the Company's contributions and allocations on his behalf to the Company's Profit Sharing Plan in fiscal 1996.
(11) Consists of (i) $2,216, $2,871 and $5,242 in fiscal 1996, 1995 and 1994, respectively, attributable to the Company's contributions and allocations on his behalf to the Company's Profit Sharing Plan, (ii) $812 for each of fiscal 1996, 1995 and 1994 attributable to the Company's payment of annuity premiums and (iii) $941, $1,241 and $1,241 for fiscal 1996, 1995 and 1994, respectively, for disability insurance premiums paid by the Company.

                    TABLE II -- OPTION GRANTS IN FISCAL 1996

     The following table presents information regarding stock options to purchase shares of Common Stock granted in fiscal 1996 to the named executive officers. No Stock Appreciation Rights ("SARs") were granted in fiscal 1996.

                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                   Price Appreciation
                                                       Individual Grants                           for Option Term(1)
                                 --------------------------------------------------------------   ---------------------
                                                          % of Total
                                 Number of Securities       Options       Exercise
                                      Underlying            Granted       or Base
                                   Options Granted      to Employees in    Price     Expiration      5%          10%
             Name                        (#)            Fiscal Year(2)     ($/Sh)       Date         ($)         ($)
             ----                --------------------   ---------------   --------   ----------   ---------   ---------
Robert M. Goodfriend(3)(4).....        320,000               56.67%         17.44     12/17/01    1,541,872   3,407,134
Harry M. Call..................             --                  --             --           --           --          --
Edward R. Carlin(3)(5).........          7,500                1.33%          9.63      6/18/06       45,422     115,108
Thomas R. Kelly, Jr.(3)(5).....         10,000                1.77%          9.63      6/18/06       60,563     153,477
David R. Mullins(3)(5).........          7,500                1.33%          9.63      6/18/06       45,422     115,108

---------------

(1) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(2) The percentage of stock options granted to each named executive officer is based on a total number of stock options granted amounting to 564,698 during fiscal 1996.
(3) All stock options granted to the named executive officers have exercise prices equal to the fair market value of the Common Stock on the date of grant and may be exercised until the earlier of (i) the tenth anniversary of the date of grant (the fifth anniversary of the date of grant in the case of Mr. Goodfriend), (ii) thirty days after the optionee ceases to be an employee of the Company for any reason other than death or disability and
    (iii) the first anniversary of the optionee's death or disability.
(4) These stock options were granted on December 18, 1996 and vested immediately on the date of grant.
(5) These stock options were granted on June 19, 1996 and vest in equal annual increments over five years from the date of grant.

          TABLE III -- AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the value of unexercised stock options held by the named executive officers at February 1, 1997. During fiscal 1996, none of the named executive officers exercised any stock options to purchase Common Stock. There were no SARs exercised in fiscal 1996 and there are no SARs outstanding.

                                                           Number of Securities     Value of Unexercised
                                                          Underlying Unexercised    In-the-Money Options
                                                            Options at FY-End            at FY-End
                                                                   (#)                     ($)(1)
                                                          ----------------------    --------------------
                                                               Exercisable/             Exercisable/
        Name                                                  Unexercisable            Unexercisable
        ----                                              ----------------------    --------------------
Robert M. Goodfriend....................................           320,000/0                979,200/0
Harry M. Call...........................................       80,000/40,000          960,000/480,000
Edward R. Carlin........................................       26,000/35,500          260,340/336,885
Thomas R. Kelly, Jr.....................................        8,000/42,000           96,000/492,700
David R. Mullins........................................       58,250/13,500          669,305/136,245

---------------

(1) Represents the value of unexercised, in-the-money stock options at January 31, 1997 (the last trading day of fiscal 1996), using the $20.50 closing price of the Common Stock on that date.

EMPLOYMENT AND TERMINATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     Robert M. Goodfriend. Historically, the Company did not have an employment contract with Mr. Goodfriend. However, during fiscal 1996 the Compensation Committee (on behalf of the Company) commenced negotiations with Mr. Goodfriend as to the material terms of an employment contract and has since retained counsel to draft an employment contract and related documentation. An employment contract and related documentation are expected to be finalized during fiscal 1997. See "Compensation Committee Report."

     Harry M. Call and Thomas R. Kelly, Jr. The terms of the Company's employment contracts with Messrs. Call (dated January 16, 1995) and Kelly (dated January 30, 1995) are substantially identical. Pursuant to these employment contracts, each of such executives is considered an at-will employee and his employment may be terminated at any time subject to the obligations set forth in the contract. Under the contracts, each is paid an annual base salary ($275,000 in the case of Mr. Call, which amount was increased to $300,000 effective February 1997, and $215,000 in the case of Mr. Kelly, which amount was increased to $250,000 effective February 1997) and is eligible to receive target performance bonuses of up to a certain percentage of his base salary (50% in the case of Mr. Call and 40% in the case of Mr. Kelly, which percentage was increased to 50% effective for fiscal 1997 and thereafter) for each fiscal year he is employed if the Company achieves certain goals for such fiscal year. Certain performance objectives for fiscal 1996 were achieved resulting in performance bonus payouts of 150% of target performance bonuses, and, accordingly, Messrs. Call and Kelly received $206,250 and $129,000, respectively, as performance bonuses for fiscal 1996. In addition, Mr. Call was eligible to receive a $100,000 signing bonus payable on January 16, 1995 (in lieu of which he received stock options immediately exercisable to purchase 20,000 shares of Common Stock at a cash exercise price of $8.50 per share, pursuant to an Executive Incentive Agreement dated February 7, 1995, between Mr. Call and the Company), and a $100,000 guaranteed bonus for fiscal 1995 which was paid in March 1996. Furthermore, under the terms of Mr. Call's contract, on February 7, 1995, Mr. Call received stock options to purchase an aggregate of 100,000 shares of Common Stock at a cash exercise price of $8.50 per share (stock options to purchase 40,000 shares of Common Stock vested immediately and the remaining stock options vest over a three year period in equal annual increments from the date of grant) and, under the terms of Mr. Kelly's contract, on February 7, 1995, Mr. Kelly received stock options exercisable to purchase 40,000 shares of Common Stock at a cash exercise price of $8.50 per share which vest over a five year period in equal annual increments from the date of grant.

     The employment contracts also provide that if the Company terminates the employment of either executive other than for Cause or Disability or if either executive terminates his employment as a result of Constructive Termination (in each case as defined in the contracts), the Company is obligated to pay such executive a lump sum payment equal to (i) his base salary through the date of such termination, (ii) his annual base salary and (iii) any compensation previously deferred by him, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses. In addition, upon such termination, the Company is obligated to provide for his continued participation for a period of twelve months in certain fringe benefit programs.

     If the Company terminates either executive's employment for Cause or Disability or if either executive voluntarily terminates his employment (other than as a result of Constructive Termination), pursuant to the terms of the employment contracts, the Company is obligated to pay such executive a lump sum payment equal to (i) his base salary through the date of such termination and
(ii) any compensation previously deferred by him, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses.

     Edward R. Carlin and David R. Mullins. The terms of the Company's employment contracts with Messrs. Carlin and Mullins are substantially identical. Pursuant to the employment contracts, each dated October 14, 1994, between the Company and each of Mr. Carlin and Mr. Mullins, each is considered an at-will employee and his employment may be terminated at any time subject to the obligations set forth in the contract. Under the contract, each executive is paid an annual base salary ($215,000, which amount was increased to $225,000 in the case of Mr. Carlin and $235,000 in the case of Mr. Mullins effective February 1997), and is eligible to receive target performance bonuses of up to a certain percentage of his base salary (35% in the case of Mr. Carlin, which percentage was increased to 40% effective for fiscal 1996 and thereafter, and 40% in the case of Mr. Mullins) for each fiscal year he is employed if the Company achieves certain goals for such fiscal year. Certain performance objectives for fiscal 1996 were achieved resulting in performance bonus payouts of 150% of target performance bonuses, and, accordingly, Messrs. Carlin and Mullins each received $129,000 as performance bonuses for fiscal 1996. In addition, Mr. Carlin received a $30,000 guaranteed bonus on March 1, 1995 and was eligible to receive a retention bonus of $75,000, of which $25,000 was payable on October 14, 1995, and the remaining $50,000 was payable on the day immediately preceding the 1996 annual meeting of shareholders. Mr. Mullins was awarded a retention bonus of $60,000 by the Board (as recommended by the Compensation Committee) on February 7, 1995. In the event of a Change Of Control (as defined in the contracts), the performance bonus for the period in which such Change Of Control occurs will be considered to be fully earned without regard to the performance criteria established for such period and the Deferred Portion (as defined in the contracts) of any performance bonuses previously earned by such executive prior to such Change Of Control will be immediately due and payable.

     A Change of Control (as defined in the foregoing employment contracts) occurred upon the resignation of all of the directors, other than Mr. Goodfriend, on January 5, 1995. As a result of such Change of Control and pursuant to the Executive Incentive Agreements dated February 7, 1995 executed between the Company and Mr. Carlin, Mr. Carlin received (i) a cash payment of $25,000 in March 1995 and (ii) stock options immediately exercisable to purchase 10,000 shares of Common Stock at a cash exercise price of $8.50 per share in lieu of his entitlement to receive a retention bonus of $50,000. Mr. Mullins received stock options immediately exercisable to purchase 12,000 shares of Common Stock at a cash exercise price of $8.50 in lieu of a $60,000 bonus pursuant to the Executive Incentive Agreement dated February 7, 1995 between the Company and Mr. Mullins.

     The employment contracts also provide that if the Company terminates the employment of either executive other than for Cause or Disability and not within a three year period commencing on a Change of Control Date (in each case as defined in the contracts), the Company is obligated to continue to pay him his annual base salary for a period of twelve months following the date of such termination (such amount to be offset by any compensation payable to such executive through subsequent employment). In addition, upon such termination, the Company is obligated to pay such executive the unpaid Deferred Portion of all performance bonuses he had previously earned prior to the date of such termination and any unpaid retention bonuses (in each case provided such termination was not for Poor Performance, as defined in the contracts), and to provide for his continued participation for a period of eighteen months in certain fringe benefit programs.

     The employment contracts further provide that if, within a three year period commencing on a Change of Control (as defined in the contracts), the Company terminates such executive's employment other than for Cause or Disability, or such executive terminates his employment as a result of Constructive Termination (as defined in the contracts), the Company is obligated to pay him a lump sum payment equal to (i) such executive's base salary through the date of such termination, (ii) such executive's annual base salary and (iii) any compensation previously deferred by such executive, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses. In addition, upon such termination, the Company is obligated to provide for such executive's continued participation for a period of eighteen months in certain fringe benefit programs. Pursuant to the employment contracts, upon a Change of Control, the Company is obligated to fund its anticipated payments to such executive through the Goody's Family Clothing, Inc. Benefit Protection Trust Agreement (see below for a description of this trust agreement), whether or not such executive's employment with the Company has been terminated as set forth above.

     In the event of the termination of the employment by the Company of Mr. Carlin or Mr. Mullins, prior to January 5, 1998, the severance payments receivable by such executive would reflect the Change of Control that occurred on January 5, 1995, assuming satisfaction of the other conditions contained in such executive's employment contract.

     If the Company terminates the executive's employment for Cause or Disability, pursuant to the terms of the employment contracts, the Company is obligated to pay such executive a lump sum payment equal to (i) such executive's base salary through the date of such termination and (ii) any compensation previously deferred by such executive, accrued vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses.

     Goody's Family Clothing, Inc. Benefit Protection Trust Agreement. The Company entered into such trust agreement on November 15, 1994. NationsBank Trust serves as trustee (the "Trustee") under this trust agreement. Pursuant to this trust agreement, the Company established an irrevocable grantor trust to, among other things, assist it in meeting its obligation to pay certain severance payments to certain executives of the Company upon a Change of Control (as defined in the trust agreement) in accordance with employment contracts between the Company and each such executive. Upon establishment of the trust in November 1994, the Company made an initial contribution to the trust of $10,000 and provided an irrevocable letter of credit in the amount of $500,000. On or prior to a Change of Control, the Company is obligated to contribute an amount equal to all severance payments that are or may become due to covered executives as a result of such Change of Control. Under the trust agreement, the Trustee shall hold and invest any contributions by the Company as a single trust but shall maintain separate accounts for each covered executive. Subject to certain notice requirements and other conditions (in each case as more fully described in the trust agreement), a covered executive shall become entitled to a distribution from the trust at any time such executive is entitled to receive certain severance payments from the Company as a result of a Change of Control in accordance with the employment contract between such executive and the Company. As a result of the Change of Control that occurred on January 5, 1995, the Company contributed an additional $1,272,800 in investment securities to the trust.

COMPENSATION COMMITTEE REPORT

     Background.   With the reinstatement of Mr. Robert M. Goodfriend as the
Chairman of the Board and Chief Executive Officer of the Company in January 1995, the Company rehired two executives, Messrs. Call and Kelly, and elected four non-employee directors. Including Mr. Goodfriend, the Company currently has six executive officers and six directors. Three of the non-employee directors, Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), comprise the Compensation Committee.

     Objective and Philosophy. The Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel in the retail industry who the Company believes will be (or who are) valuable employees. The design and implementation of such program continually evolves as the Company grows but is primarily based on providing compensation opportunities that are competitive with retail companies of similar size and linking executives' compensation with the Company's annual and long-term financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

     Compensation Program Components. Currently, the three principal components of the Company's executive compensation program are annual base salary, short-term incentive compensation in the form of performance bonuses payable in cash each year and long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee's objectives and philosophy.

     Base Salary.   Base salary levels for the Company's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based upon responsibility and performance. Base salaries are generally set forth in the executive's employment contract with the Company, and increases in base salaries for fiscal 1996 and 1997 were generally made in accordance with such contracts. The employment contracts for certain of the executives are described above under "Employment and Termination Arrangements with Named Executive Officers." Mr. Goodfriend, the Company's principal shareholder and Chief Executive Officer, does not currently have an employment contract with the Company and his compensation is discussed in greater detail below.

     Short-Term Incentive Compensation.   The short-term incentive compensation
component consists of performance bonuses paid to eligible executives which are calculated as a percent of their base salaries. Based on predetermined target levels of the Company's earnings established by the Compensation Committee (with the assistance of management) and approved by the Board, each participating executive was eligible to receive between 0% and 150% for fiscal 1996 (and, subject to Shareholder approval of the Short Term Incentive Plan, between 0% and 150% for fiscal 1997) of their respective stated performance bonuses (which are a percentage of the executive's base salary generally ranging between 40% and 100%). See "Proposal 3 -- Adoption of Short Term Incentive Plan." With the approval of the Board, the Compensation Committee, upon management's recommendation, has the discretion to award additional bonuses outside of this plan if warranted by an executive officer's exceptional service to the Company. Certain performance objectives for fiscal 1996 were achieved resulting in performance bonus payouts of 150% of target performance bonuses, and, accordingly, performance bonuses aggregating $1,638,750 were awarded to the executive officers of the Company (which amount includes Mr. Goodfriend's $100,000 guaranteed bonus).

     Long-Term Incentive Compensation.   The long-term incentive compensation
component currently consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. Generally, the exercise price of stock options represents the fair market value of the Common Stock on the date of grant, and the stock options become exercisable in 20% increments over five years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Compensation Committee believes that granting stock options promotes greater interest on the part of executives in the welfare of the Company by allowing them to share in the Company's success as measured by an appreciation in the value of the Common Stock and is beneficial in aligning the interests of the executives with the Company's shareholders. Stock options are granted by the Compensation Committee (and approved by the Board) to key employees based on management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Company. Stock options granted on the date of hire reflect the results of negotiations between the Company and the recipient.

     CEO Compensation.   Historically, Mr. Goodfriend did not have an employment
contract with the Company and thus his compensation was determined annually by the full Board (other than Mr. Goodfriend) based on his compensation in prior years and the compensation of CEO's of similarly-sized companies in the retail industry. From February 1993 until August 1996, Mr. Goodfriend's annual base salary was $500,000, and he also received guaranteed bonuses in fiscal 1993, 1995 and 1996 of $250,000, $100,000 and $100,000, respectively. Such guaranteed bonuses had been granted to Mr. Goodfriend so as to provide him with cash compensation generally equivalent to that paid him in prior years. Moreover, since fiscal 1994, Mr. Goodfriend has been participating in the short term incentive compensation plan discussed above and was eligible to receive a performance bonus of up to 150% of his base salary for fiscal 1996 if the Company met the predetermined target levels of its earnings, as discussed above, for such fiscal year. Because certain performance objectives for fiscal 1996 were achieved resulting in performance bonus payouts of 150% of target performance bonuses, Mr. Goodfriend received $825,000 as a performance bonus, which includes his $100,000 guaranteed bonus. Prior to fiscal 1996, Mr. Goodfriend did not participate in any of the Company's stock option plans; however, in December 1996, in connection with the review of his employment arrangement discussed below, he was granted options immediately exercisable to purchase 320,000 shares of Common Stock at a cash exercise price of $17.44 per share (the closing sales price of the Common Stock on The Nasdaq Stock Market for the day preceding the date of grant) which expire five years from the date of grant.

     During fiscal 1996, the Compensation Committee decided that the Company should formalize its employment arrangements with Mr. Goodfriend, especially in light of Mr. Goodfriend's devotion and dedication to the Company and his significant contributions to the Company's improved financial results. Accordingly, the Compensation Committee engaged an independent compensation consultant to review Mr. Goodfriend's compensation and to propose fair and reasonable employment and compensation arrangements reflecting an increased emphasis on the relationship between compensation and the Company's performance. Ms. Turnbull, as chairperson of the Compensation Committee, supervised the consultant's efforts. The consultant met with the Compensation Committee on several occasions to discuss its progress. As a result of these discussions, in December 1996 the Compensation Committee approved the material terms of an employment agreement with Mr. Goodfriend and authorized the drafting of an employment agreement and related documents reflecting such terms, in each case subject to obtaining an opinion from the compensation consultant that the employment and compensation arrangements are fair and reasonable. These material terms include, among other things, a three-year "evergreen" employment term; an annual base salary of $600,000 (effective August 1996); an annual guaranteed bonus of $100,000; and continued participation in the short term incentive compensation plan described above, assuming Shareholder approval of the plan. See "Proposal 3 -- Adoption of Short Term Incentive Plan." The Compensation Committee expects that the employment contract and related documentation will be finalized during fiscal 1997.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1 million paid to the Company's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The total cash and non-cash compensation which Mr. Goodfriend earned in fiscal 1996 was in excess of $1 million primarily as a result of the performance bonus he earned due to the Company's unprecedented operating results for fiscal 1996 and, therefore, a portion of his compensation was not deductible by the Company. The Short Term Incentive Plan is being structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. See "Proposal 3 -- Adoption of Short Term Incentive Plan." Accordingly, the Compensation Committee expects that Mr. Goodfriend's compensation to be earned in fiscal 1997 will be deductible. It is not currently expected that any other executive of the Company will receive compensation in excess of $1 million for fiscal 1997.

                                          COMPENSATION COMMITTEE

                                          CHERYL L. TURNBULL (CHAIR)
                                          ROBERT F. KOPPEL
                                          IRWIN L. LOWENSTEIN

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions on executive compensation in fiscal 1996 were made by the Compensation Committee (and approved by the Board) upon the recommendation of the Company's Chairman of the Board and Chief Executive Officer and its President and Chief Operating Officer (other than, in each case, with respect to such executive's own compensation). The Compensation Committee currently consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), none of whom is or was an officer or other employee of the Company or had any other relationship with the Company required to be disclosed as a Compensation Committee interlock, except that Mr. Koppel is the President of the East Tennessee Children's Hospital (the "Hospital") and Mr. Goodfriend is a director of the Hospital and as such participates in deliberations regarding incentive payments to officers of the Hospital, including, without limitation, Mr. Koppel. See "Certain Transactions."

PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total shareholder returns to those of the Standard & Poors 500 Index and a Comparable Company Index for fiscal 1992 through fiscal 1996. The Comparable Company Index is based on information from Burlington Coat Factory Warehouse, Catherines Stores Corporation, Cato Corporation, Clothestime Inc., Consolidated Stores Corporation, Deb Shops, Inc., Designs, Inc., Dollar General Corp., Dress Barn Inc., Edison Brothers Stores, Family Dollar Stores, Filene's Basement Corporation, Fred's Inc., Gantos, Inc., Gottschalks, Inc., Jacobson Stores, Jamesway Corp., Kohls Corporation, MacFrugals Bargains, Merry-Go-Round Enterprises, Inc., Ross Stores, Inc., Stein Mart, Inc. and Value City Department Stores, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in shares of Common Stock and in each index was $100 and, in the case of the Comparable Company Index, that all dividends paid by any of those companies were reinvested.

                         GOODY'S FAMILY CLOTHING, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       TO S&P 500 AND PEER GROUP INDICES

 MEASUREMENT PERIOD
    (FISCAL YEAR
      COVERED)           100.00      100.00      100.00
1992                       129.46      110.58      118.64
1993                        73.66      124.82      106.36
1994                        45.53      125.48       87.06
1995                        41.57      174.00       86.65
1996                       109.95      219.83      138.01

                PROPOSAL 2 -- ADOPTION OF 1997 STOCK OPTION PLAN

INTRODUCTION

     On May 16, 1997, the Board adopted the 1997 Stock Option Plan, subject to Shareholder approval. A copy of the 1997 Stock Option Plan is included as Appendix I hereto. The purpose of the 1997 Stock Option Plan is to secure and retain the services of directors and key employees of the Company and its subsidiaries by giving them an opportunity to invest in the future success of the Company. The Board believes the 1997 Stock Option Plan will promote personal interest in the welfare of the Company by, and provide incentive to, the individuals who are primarily responsible both for the regular operations, and for shaping and carrying out the long-term plans, of the Company, thus facilitating the Company's continued growth and financial success. Accordingly, the Board has unanimously approved, and recommends a vote in favor of, the 1997 Stock Option Plan. The effective date of the 1997 Stock Option Plan is May 16, 1997 and the 1997 Stock Option Plan will terminate on May 15, 2007 unless terminated by the Board at an earlier date. The terms of the 1997 Stock Option Plan provide for the grant of both incentive stock options, as defined in Code
Section 422, and nonqualified stock options. The 1997 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, nor is it qualified under Code Section 401(a). The Company intends that all incentive stock options granted under the 1997 Stock Option Plan will comply with Code
Section 422.

     The Company currently has two other stock option plans, the 1991 Stock Incentive Plan (780 shares of Common Stock remain available for issuance under this plan as of May 3, 1997) and the 1993 Stock Option Plan (5,000 shares of Common Stock remain available for issuance under this plan as of May 3, 1997) in respect of option grants to directors and key employees (the "1991 and 1993 Plans"). The Company also has a Discounted Stock Option Plan for Directors which provides for the grant of stock options to non-employee directors in lieu of cash director fees. The 1997 Stock Option Plan was adopted by the Board to increase the number of shares of Common Stock issuable pursuant to awards to directors and key employees of the Company and its subsidiaries and to take advantage of certain recent changes in federal securities regulations affecting equity compensation plans. The 1997 Stock Option Plan has also been structured so that it can operate in compliance with Section 162(m) of the Code. The Board believes the 1997 Stock Option Plan gives the Company a sufficient number of shares of Common Stock for the foreseeable future to provide equity incentives to attract and retain directors and employees, and allows the Company greater flexibility under current federal securities laws to accomplish these goals. The Board unanimously recommends a vote FOR the approval and adoption of the 1997 Stock Option Plan. In the event that the Shareholders approve the adoption of the 1997 Stock Option Plan, formula grants to nonemployee directors will be made under the 1997 Stock Option Plan (and the 1993 Stock Option Plan will be terminated as to the further grant of these formula options) and, in general, the Company will grant other awards under the 1997 Stock Option Plan. However, the Company will still continue to grant certain awards to key employees under the 1991 and 1993 Plans. If the Shareholders fail to approve the adoption of the 1997 Stock Option Plan, formula grants, as well as other stock option grants, will continue to be made under the 1991 and 1993 Plans until such plans expire by their terms.

TERMS OF THE 1997 STOCK OPTION PLAN

     The following is a summary of the material terms of the 1997 Stock Option Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the 1997 Stock Option Plan as set forth in Appendix I hereto.

     Administration. Under its terms, the 1997 Stock Option Plan must be administered by a committee of directors. The Compensation Committee has been selected to serve as the committee under the plan. Each member of the Compensation Committee must qualify as both a "non-employee" director within the meaning of Rule 16b-3 promulgated under the Exchange Act and as an "Outside Director" within the meaning of Code Section 162(m).

     Eligibility and Extent of Participation. Directors and key employees of the Company or its subsidiaries, within the meaning of Code Section 424(f), are eligible to participate in the 1997 Stock Option Plan;

provided, however, that incentive stock options may only be granted to employees of the Company or a subsidiary and Formula Options (as defined below) may only be granted to directors who are not also employees or officers of the Company. Approximately 400 persons are expected to participate in the 1997 Stock Option Plan, including the six directors of the Company.

     Stock Subject to 1997 Stock Option Plan. The Company has authorized and reserved for issuance upon the exercise of options pursuant to the 1997 Stock Option Plan 1,000,000 shares of Common Stock (subject to adjustment for stock dividends, stock splits and similar changes in the Company's capitalization). An option may be an incentive stock option or a non-qualified stock option as determined in the sole discretion of the Committee. Any one optionee may not be granted options to purchase in excess of 100,000 shares of the Common Stock during any fiscal year of the Company or in excess of 1,000,000 shares of Common Stock in all years during the term of the 1997 Stock Option Plan. In determining whether an optionee has received the maximum number of shares he is entitled to receive during such fiscal year, both the canceled option and any other option issued to such optionee during the same fiscal year shall be treated as outstanding, and, in determining whether an optionee has received the maximum number of shares he is entitled to receive during the term of the 1997 Stock Option Plan, both the canceled option and any other option issued to such optionee during the term of the 1997 Stock Option Plan shall be treated as outstanding. On May 16, 1997, the closing price of the Common Stock was $18.375 per share.

     Grant of Options. Subject to the express provisions of the 1997 Stock Option Plan, the Compensation Committee will have complete and conclusive authority, in its discretion, to determine with respect to all options, other than Formula Options, the recipients to whom, the times when and the prices at which options may be granted, the type of options to be granted (i.e., incentive or non-qualified stock options), the total number of options to grant an optionee, the time (which may be immediately upon grant) and duration of the period of exercise of each option, the number of shares of Common Stock subject to each option, the exercise price of each option (which may not be less than 100% of the Fair Market Value (as defined in the 1997 Stock Option Plan) of the underlying Common Stock subject to such option), and the terms and conditions for payment of the exercise price. The Committee will also have complete, conclusive and final authority to interpret the 1997 Stock Option Plan, to prescribe, amend and rescind rules and regulations relating to the 1997 Stock Option Plan, to determine the terms and provisions of the stock option agreements (the "Agreements") the Company enters into with optionees, the terms of which need not be identical, and to make all other determinations necessary or advisable to administer the 1997 Stock Option Plan. Each option granted pursuant to the 1997 Stock Option Plan must be authorized by the Committee and evidenced by an Agreement containing the terms and conditions thereof, including the number of shares to which it pertains, the exercise price, the terms and conditions for payment and the term of the option.

     Change of Control. In the event the Company is a party to any merger or other corporate reorganization involving any exchange, conversion, adjustment or other modification of the outstanding options, each optionee will receive at no additional cost upon the exercise of his option, subject to any required shareholder action and in lieu of the number of shares as to which he or she could otherwise exercise the option, the number and class of shares of stock or other securities or any other property (including cash) to which the terms of the agreement of merger or corporate reorganization would entitle the optionee to receive if, at the time of the merger or corporate reorganization, the optionee had been a holder of record of the number of shares as to which he could exercise the option. Comparable rights will accrue to each optionee in the event of successive mergers, consolidations or other reorganizations. In the event of a "Sale of the Company" (as defined in the 1997 Stock Option Plan) in which the purchaser of the Company does not agree to the assumption of the options, provisions are required to be made to cause each outstanding option to become exercisable before the Sale of the Company and to terminate upon the consummation of the Sale of the Company.

     Additional Terms and Conditions of Incentive Stock Option. In addition to the terms and conditions described above, each Agreement evidencing the grant of an incentive stock option must provide (i) for a per share exercise price of at least the Fair Market Value (as defined in the 1997 Stock Option Plan) of a share of Common Stock on the date of grant and (ii) that the option is not exercisable after the expiration of ten years (or such lesser period as the Agreement specifies) from the date the option is granted, except that if the optionee owns Common Stock representing more than 10% of the total combined voting power of all shares of Common Stock outstanding at the time the option is granted (and assuming its immediate exercise), the per share exercise price must be at least 110% of the Fair Market Value on the date of grant and the option may not be exercised after the expiration of five years (or such lesser period as the Agreement specifies) from the date of grant.

     All incentive stock options are intended to comply with Code Section 422. All provisions of the 1997 Stock Option Plan and all incentive stock options granted pursuant to the 1997 Stock Option Plan will be construed in such manner as to give effect to that intent. Incentive stock option treatment for tax purposes may not be accorded to an optionee to the extent that the Fair Market Value of stock with respect to which stock options intended to be incentive stock options are exercisable for the first time by such optionee during any calendar year under all plans of the Company exceeds $100,000.

     Formula Grants to Directors. Each person first elected as a non-employee director of the Company after May 16, 1997 will be granted a non-qualified stock option as of the date he or she first commences service as a director to acquire 7,500 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock. Each nonemployee director of the Company will be granted a non-qualified stock option pursuant to the 1997 Stock Option Plan each year on the date of the first Board meeting following each annual meeting of shareholders, commencing with the Annual Meeting, to acquire 1,500 shares of Common Stock at an exercise price equal to Fair Market Value of the Common Stock, provided such individual is a director of the Company on such date. These "Formula Options" will be subject to such additional terms as may be set forth in the Agreement evidencing the grant of a Formula Option. Notwithstanding any other provision of the 1997 Stock Option Plan to the contrary, the provisions of the 1997 Stock Option Plan relating to Formula Options may not be amended more than once every six months, other than to conform it with changes in the Code, the Employee Retirement Income Security Act of 1974, or any rules under either of the foregoing.

     Transfer of Options. Except as permitted in the 1997 Stock Option Plan or by the terms of the option, no option or any of the rights and privileges thereof accruing to an optionee may be transferred, assigned, pledged or hypothecated, whether by operation of law, and no option, right or privilege will be subject to execution, attachment or similar process, other than, in each case, by will or the laws of lineal descent. The 1997 Stock Option Plan does provide for the transfer of an option pursuant to a will and the laws of lineal descent and, in the case of an option other than an incentive stock option (i) to the spouse or any lineal ancestor or descendant of the grantee, (ii) to any trust, the sole beneficiaries of which are any one or all of such grantee, such grantee's spouse or any lineal ancestors or descendants of such grantee, and
(iii) to such other persons and/or entities as the Compensation Committee may approve. The transferee of an option may not transfer such option other than by will or the laws of lineal descent. With respect to any options, including Formula Options, granted to an employee and/or director (and regardless of any subsequent transfer of such option by the employee), the option terminates 30 days following the date such grantee ceases to be an employee and/or director of the Company or a subsidiary, other than by reason of death or disability. If an employee and/or director dies or becomes disabled while an employee and/or director of the Company or a subsidiary, as the case may be, any options granted to such grantee (regardless of any subsequent transfer of any such option) may be exercised by the holder thereof at any time within one year after such death or disability, or, if earlier, the expiration of the option term.

     The Compensation Committee may condition the exercise of any option upon the agreement of the person to whom the option is granted to remain an employee of and/or to otherwise render services to the Company or any of its subsidiaries for a specified period of time following the date the option is granted. This condition imposes no obligation on the Company to employ or to otherwise retain such person for any period of time, nor does it otherwise constitute a contract for employment.

     Exercise of Options. An optionee may purchase shares pursuant to an option only upon the completion of any vesting period specified in the Agreement. Upon exercise, the optionee must pay the full exercise price to the Company. To exercise an option, the Company must receive (i) written notice from the optionee of his or her intent to purchase a specific number of shares, along with whatever additional information the Committee reasonably requests and (ii) the exercise price paid in full. Under certain circumstances, the exercise price may be paid in Common Stock. The terms and conditions for payment will be determined at the time the option is granted and are set forth in each Agreement. Such terms may vary with respect to each optionee. The optionee will have no rights as a shareholder with respect to the shares of Common Stock subject to the option until the option has been exercised and payment of the purchase price for, and any withholding tax obligations with respect to, all shares of Common Stock purchased pursuant to the exercise of the option has been received by the Company in accordance with the terms of the applicable Agreement.

     Amendment or Termination of the 1997 Stock Option Plan. Except for those provisions of the 1997 Stock Option relating to the grant of Formula Options, which may only be amended once every six months except under certain limited circumstances, the Board may, insofar as permitted by law, amend or terminate the 1997 Stock Option Plan without shareholder approval, provided that the Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the 1997 Stock Option Plan, optionees or eligible employees and/or directors are subject. No amendment or termination of the 1997 Stock Option Plan may adversely affect the rights of an optionee with regard to his options without his or her consent.

     Federal Tax Matters. The following discussion of the federal income tax consequences of the granting and exercise of options under the 1997 Stock Option Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as in effect on the date hereof, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides. Each optionee must consult his or her personal tax advisor to determine the taxes applicable to the issuance, exercise and sale of options.

  Non-Qualified Stock Options

     No income will be recognized by an optionee at the time a non-qualified stock option is granted. Ordinary income generally will be recognized by an optionee at the time a non-qualified stock option is exercised, in an amount equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary income will also constitute wages subject to the withholding of income tax, and the Company will be required to make whatever arrangements are necessary to ensure that the proper amount required to be withheld is available for withholding, in cash. An optionee's holding period with respect to the shares acquired will begin on the date of exercise of the non-qualified stock option.

     The tax basis of the stock acquired upon the exercise of a non-qualified stock option will be equal to the sum of (a) the exercise price of such non-qualified stock option and (b) the amount included in income on the exercise of such non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the stock will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. Such gain or loss will be capital gain or loss assuming that the stock is held as a capital asset (i.e., generally for investment purposes) and any such capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year.

     If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. In such a case, an optionee's holding period in the shares received will be determined by reference to his or her holding period in the shares of Common Stock exchanged therefor.

     An optionee should be aware that if he or she is permitted to, and does, transfer a non-qualified stock option in a non-arm's length transaction, the optionee and not the transferee of the option will be subject to tax on the compensation income attributable upon the exercise of the option under the rules described above.

     The Company will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in income by the optionee with respect to his non-qualified stock option, subject to the usual rules as to reasonableness of compensation and provided that the Company satisfies certain withholding and/or reporting obligations. The deduction will be allowed for the taxable year of the Company within which the taxable year of the optionee in which such ordinary income is recognized by the optionee ends.

     Section 162(m) of the Code generally limits the annual deduction available to a publicly held corporation for applicable remuneration paid to its Chief Executive Officer and certain other highly compensated individuals to $1,000,000. The Company believes that options granted pursuant to the 1997 Stock Option Plan will satisfy certain requirements contained in Code Section 162(m) so that the compensation element of such options will qualify for the exemption from the deduction limitation of Code Section 162(m) for performance-based compensation.

  Incentive Stock Options

     In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to the Company. Unless there is a disqualifying disposition of the stock received pursuant to the exercise of an incentive stock option (see below) and unless such disqualifying disposition occurs in the same year as the year of exercise of such incentive stock option, however, the exercise of an incentive stock option will give rise to income includible by the optionee in his alternative minimum taxable income solely for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired upon the exercise of the incentive stock option over the exercise price.

     The sale of Common Stock received pursuant to the exercise of an incentive stock option after the expiration of the applicable holding period discussed below will result in the entire gain being treated as gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the stock acquired upon exercise of an incentive stock option, an optionee must neither dispose of such stock within two years after such incentive stock option is granted or within one year after the exercise of such incentive stock option. In addition, an optionee generally must be an employee of the Company (or of a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of such incentive stock option.

     If an optionee sells the shares prior to the expiration of the holding period set forth above, such optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of exercise. The compensation income will be added to such optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets (i.e., generally for investment purposes). If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an incentive stock option prior to the expiration of the holding period described above, the Company will be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition, subject to the Company satisfying its withholding and/or reporting obligations.

     If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an incentive stock option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

NEW PLAN BENEFITS TABLE

     The following table presents information regarding Formula Options anticipated to be granted under the 1997 Stock Option Plan to the non-employee directors of the Company as a group in fiscal 1997 assuming approval of the 1997 Stock Option Plan and the election of the two director nominees named herein by the Shareholders at the Annual Meeting. The following calculations are based on a May 16, 1997 grant date.

                               NEW PLAN BENEFITS
                             1997 STOCK OPTION PLAN

                                                                                   Number of
                                                                                 Shares Subject
                     Name and Position                        Dollar Value(1)      to Options
                     -----------------                        ---------------    --------------
Non-Employee Director Group (4 individuals).................     $    -0-             6,000

---------------

(1) Based on the difference between the exercise price of the stock options and the $18.375 closing price of the Common Stock on May 16, 1997.

VOTE REQUIRED

     Approval and adoption of the 1997 Stock Option Plan requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting and requires the affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon. The Company's principal shareholder, Mr. Robert M. Goodfriend, beneficially owns a majority of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the approval and adoption of the 1997 Stock Option Plan. Accordingly, the affirmative vote of Mr. Goodfriend will be sufficient to approve and adopt the 1997 Stock Option Plan regardless of the vote of the other Shareholders with respect to its approval and adoption.

                        YOUR BOARD RECOMMENDS A VOTE FOR
            THE APPROVAL AND ADOPTION OF THE 1997 STOCK OPTION PLAN

              PROPOSAL 3 -- ADOPTION OF SHORT TERM INCENTIVE PLAN

INTRODUCTION

     The Short Term Incentive Plan was approved by the Compensation Committee, and subsequently by the Board, on March 19, 1997, subject to the approval of the Shareholders at the Annual Meeting. The Board had determined to seek Shareholder approval of the Short Term Incentive Plan in order to qualify compensation payable under the plan as performance-based compensation for purposes of Section 162(m) of the Code. As discussed earlier, Section 162(m) of the Code generally disallows a tax deduction to publicly held corporations for compensation of more than $1,000,000 paid in any year to a corporation's Chief Executive Officer and to the four other most highly compensated employees. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Company believes that compensation payable under the Short Term Incentive Plan will qualify as performance-based compensation upon Shareholder approval of the plan.

TERMS OF THE SHORT TERM INCENTIVE PLAN

     The following is a summary of the material terms of the Short Term Incentive Plan approved by the Compensation Committee and the Board. There is no written plan.

     Purpose. The purpose of the Short Term Incentive Plan is to benefit and advance the interests of the Company and its shareholders by rewarding key employees of the Company and its subsidiaries for their contribution to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting them annual performance-based awards.

     Administration. Under its terms, the Short Term Incentive Plan must be administered by a committee of at least two (2) directors. The Compensation Committee has been selected to serve as the committee under the plan. Each member of the Compensation Committee must qualify as an "Outside Director" within the meaning of Code Section 162(m).

     Eligibility. Under the terms of the Short Term Incentive Plan, Senior Executives, Vice Presidents, District Managers, Divisional Merchandise Managers and Buyers, Store Managers and Operating Directors of the Company and its subsidiaries, and such other employees of the Company and its subsidiaries as the Compensation Committee may determine in their sole discretion, are eligible to participate in the Short Term Incentive Plan. The number of eligible participants in the Short Term Incentive Plan in respect of fiscal 1997 is approximately 320 persons.

     Awards. The Short Term Incentive Plan provides for an earned bonus pool ("EBP") which, for any fiscal year of the Company, sets the maximum amount available for awards to each eligible participant under the plan. The maximum amount of the EBP is determined by the Compensation Committee, subject to the approval of the Board, and is based on the achievement of performance objectives established by the Compensation Committee for each fiscal year. Under the terms of the Short Term Incentive Plan, within ninety (90) days after the commencement of the fiscal year to which the performance objectives relate (and in no event after the expiration of 25% of such fiscal year), the Compensation Committee shall establish (i) the performance objectives for such fiscal year, (ii) the related amounts of the EBP based on the achievement of such performance objectives and (iii) a target bonus for each participant for such fiscal year (which may be a percentage, or a multiple, of such participant's base salary as of such date). Failure of the Company to meet the minimum level of performance under these performance objectives will result in the EBP being equal to zero. Performance in excess of the level of performance which relates to the maximum amount of the EBP will not increase the amount of the EBP above such maximum amount. Until further notice and resubmission to the shareholders for approval, the performance objectives described above will be based on increases in pre-tax, pre-EBP earnings of the Company.

     No participant may receive more than $1,500,000 in any fiscal year under the Short Term Incentive Plan.

     The Compensation Committee has established the EBP, the target bonuses and the relevant performance objectives for fiscal 1997, which are subject to Shareholder approval of the Short Term Incentive Plan. No payments may be made under the Short Term Incentive Plan until the Compensation Committee certifies in writing that the applicable performance objectives have been satisfied.

     If the Short Term Incentive Plan is approved by the Shareholders at the Annual Meeting, it will be effective in the form approved with respect to awards beginning in fiscal 1997 and thereafter.

     Amendment. The Board may at any time alter, amend, suspend or terminate the Short Term Incentive Plan in whole or in part without shareholder approval insofar as permitted by law, provided that the Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

VOTE REQUIRED

     Approval and adoption of the Short Term Incentive Plan requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting and requires the affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting and entitled to vote thereon. The Company's principal shareholder, Mr. Robert M. Goodfriend, beneficially owns a majority of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the approval and adoption of the Short Term Incentive Plan. Accordingly, the affirmative vote of Mr. Goodfriend will be sufficient to approve and adopt the Short Term Incentive Plan regardless of the vote of the other Shareholders with respect to its approval and adoption.

                      YOUR BOARD RECOMMENDS A VOTE FOR THE
                          APPROVAL AND ADOPTION OF THE
                           SHORT TERM INCENTIVE PLAN

                              CERTAIN TRANSACTIONS

     On January 26, 1991, the Company redeemed all 2,651 shares of its then outstanding preferred stock, all of which were owned by the Company's founder, Mr. M. D. Goodfriend, and his wife, for their stated redemption value of $2,651,000. Of such amount, $500,000 was paid in cash at closing and the balance was funded by a promissory note from the Company which bears interest at 10% per annum and is amortized over the ten-year term of the note. During fiscal 1996, the Company paid $350,000 of principal and interest on this note. As of April 28, 1997, the principal balance due on this note was $1,110,000. Mr. M. D. Goodfriend was the retiring Chairman of the Board at the time of this transaction and is the father of Mr. Robert M. Goodfriend, the Company's current Chairman of the Board and Chief Executive Officer.

     In January 1995, the Company sold its distribution center located in Athens, Tennessee to Citizens National Bank of Athens, Tennessee, a local bank of which Mr. Robert M. Goodfriend is a director and less than 5% shareholder, for $520,000, its fair market value as determined based upon an appraisal of the property by an arms-length third party, and realized a gain of $20,000. The Company subsequently entered into a lease with the bank in connection with this property which expires on January 1, 1998 (subject to renewal at the option of the Company for an additional two years), and provides for annual rental payments of $40,000. The aggregate rental payments to the bank for this space in fiscal 1996 were $40,000. The Company primarily uses this space for storage.

     Since 1987 the Company has leased a store in Athens, Tennessee from an irrevocable trust established for the benefit of the children of Mr. Robert M. Goodfriend. The Athens store was originally developed as a prototype for future store expansion and accordingly construction and development costs for this store were higher than the Company would normally have experienced. Prior to February 1995, the lease for this arrangement provided for annual rental payments of $416,500 based on the amortization of the costs to construct the store during the initial term of the lease and the real property taxes. The lease for the store expires in May 1998. Although management believes that the current annual rental amount is reasonable (based on construction costs for the prototype store), an Internal Revenue Service audit conducted in fiscal 1990 disallowed $49,000 of the Company's deduction of $416,500, the then annual store rental amount, on the basis that the rent did not reflect fair market value for the property. The aggregate rental payments to the trust, including real property taxes, for this space in fiscal 1996 were approximately $441,874.

     The Company maintains and pays the premiums on "split dollar" insurance policies on the life of Mr. Robert M. Goodfriend. During fiscal 1996, the Company paid premiums of $54,000 for one of such policies. The beneficiary under these policies is a trust established by Mr. Goodfriend for the benefit of his children and controlled by him. Upon the death of Mr. Goodfriend, the $35 million in benefits payable under these policies will be split between the Company and the trust, such that the Company is first reimbursed for all premium payments previously made by it and the remaining proceeds are paid to the trust. The purpose of these life insurance policies is to assist the beneficiaries of the estate of Mr. Goodfriend in paying estate taxes and thereby avoid the impact upon the Company of a forced sale of a large number of shares of Common Stock. The trust has assigned to the Company an interest in the cash value of the life insurance policies to the extent of cumulative premiums paid. The Company's balance sheet for fiscal 1996 included $2,041,000 related to these policies in "Other assets."

     As previously noted, Mr. Koppel, a director of the Company, is the President of the East Tennessee Children's Hospital of which Mr. Goodfriend is also a director. The Company facilitates contributions by its employees to the Hospital through a payroll deduction plan, matches employee contributions to the Hospital on a 100% basis, and makes direct contributions to the Hospital. The total amount of contributions by the Company (including employee contributions) to the Hospital in fiscal 1996 was $321,178. Such contributions represented less than 1% of the Hospital's total revenues for its last fiscal year ended June 30, 1996.

                                    AUDITORS

     Deloitte & Touche LLP serves as the principal accounting firm designated to audit the Company's financial statements. The engagement of Deloitte & Touche LLP is not being presented for approval by the

Shareholders at the Annual Meeting; however, a representative from Deloitte & Touche LLP is expected to be available to answer questions, if any, addressed to him or her at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder of the Company wishing to submit a proposal for action at the Company's annual meeting of shareholders to be held in 1998 and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive offices no later than the close of business on January 31, 1998, and must otherwise comply with the rules of the Commission relating to shareholder proposals.

                                    GENERAL

     Management does not know of any other matters to be presented at the Annual Meeting for action by the Shareholders. However, if any other matter requiring a vote of the Shareholders is properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form (including the cost of mailing the proxy material). The Company has engaged Corporate Communications, Inc. and Bowne of Atlanta, Inc. to distribute and solicit proxies for the Annual Meeting at an estimated cost of $15,000 (which amount includes mailing and shipping costs), plus reasonable expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward proxy and other soliciting materials to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

     A list of the Shareholders will be available at the Company's corporate offices located at 400 Goody's Lane, Knoxville, Tennessee, for inspection by Shareholders during regular business hours from April 28, 1997, to the date of the Annual Meeting. The list will also be available during the Annual Meeting for inspection by Shareholders who are present.

                                 ANNUAL REPORT

     A copy of the Company's 1996 Annual Report to Shareholders is enclosed herewith. The Annual Report is not part of the proxy solicitation material.

                                          /s/ EDWARD R. CARLIN

                                          Edward R. Carlin
                                          Secretary
May 21, 1997

                                                                      APPENDIX I

                         GOODY'S FAMILY CLOTHING, INC.
                             1997 STOCK OPTION PLAN

     THIS INDENTURE is made as of the 16th day of May, 1997, by Goody's Family Clothing, Inc., a corporation organized and doing business under the laws of the State of Tennessee (the "Company").

     1. Purpose. The Company is adopting the Goody's Family Clothing, Inc. 1997 Stock Option Plan (the "Plan") to secure and retain the services of directors and key employees of the Company and any of its subsidiaries by giving them an opportunity to invest in the future success of the Company. The Board of Directors of the Company (the "Board") believes this Plan will promote personal interest in the welfare of the Company by, and provide incentive to, the individuals who are primarily responsible both for the regular operations, and for shaping and carrying out the long term plans, of the Company, thus facilitating the continued growth and financial success of the Company.

     2. Administration. The Board shall appoint at least two of its members to a committee (the "Committee") that will administer this Plan on behalf of the Company. The Committee may be the Compensation Committee of the Board if the Board so chooses. Each member of the Committee shall be both a "Non-employee Director" within the meaning of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "Outside Director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Each member of the Committee shall serve at the discretion of the Board, which may fill any vacancy, however caused, in the Committee. The Committee shall select one of its members as a chairman and shall hold meetings at the times and in the places as it may deem advisable. All actions the Committee takes shall be made by majority decision. Any action evidenced by a written instrument signed by all of the members of the Committee shall be as fully effective as if the Committee had taken the action by majority vote at a meeting duly called and held.

     Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to determine with respect to all options other than options granted to directors pursuant to Section 7 hereof (the "Formula Options"):

          (a) the directors and key employees of the Company and any subsidiaries to whom, the times when, and the prices at which it shall grant options;

          (b) the type of options to be granted, i.e., either incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or non-qualified stock options ("Non-Qualified Stock Options") (collectively, the "Options");

          (c) the total number of Options to grant to an optionee;

          (d) the time and duration of the period of exercise of each Option;

          (e) the number of shares of the common stock, no par value per share, of the Company (the "Common Stock") subject to each Option; and

          (f) the terms and conditions for payment.

     The Committee shall also have complete and conclusive authority to (i) interpret this Plan, (ii) prescribe, amend and rescind rules and regulations relating to it, (iii) determine the terms and provisions of the stock option agreements the Company makes with optionees who are granted Options (the "Agreement"), the terms of which need not be identical, and (iv) make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on these matters shall be conclusive.

     In addition to any other rights of indemnification that they may have as directors of the Company or as members of the Committee, the directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with this Plan or any Option or Formula Option granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that such director is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any action, suit or proceeding, a director shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     3. Eligibility. The Committee shall grant Options only to directors and key employees of the Company or its subsidiary corporations within the meaning of Code Section 424(f) (each, a "Subsidiary"); provided, however, that an Incentive Stock Option may only be granted if such individual is an employee of the Company or a Subsidiary and that only Formula Options may be granted to directors who are not also employees or officers of the Company. Subject to the limits set forth in this Plan, the Committee at any time may grant additional Options to directors or key employees to whom the Committee had previously granted Options, so that an optionee may hold more than one Option at the same time.

     4. Stock Subject to Plan. The Company has authorized and reserved for issuance upon the exercise of Options and Formula Options pursuant to this Plan an aggregate of one million (1,000,000) shares of Common Stock (the "Shares"), each of which may be the subject of an Incentive Stock Option or a Non-Qualified Stock Option, in the sole discretion of the Committee. Any one optionee may not be granted Options, including Formula Options, to purchase in excess of 100,000 Shares during any fiscal year of the Company or in excess of 1,000,000 Shares. If any Option or Formula Option is canceled, expires or terminates without the respective optionee exercising it in full, the Committee may grant Options with respect to those unpurchased Shares to that same optionee or to another eligible individual or individuals; provided, however, that in the case of an Option which is canceled in the same fiscal year in which it is granted, in determining whether an optionee has received the maximum number of Shares he is entitled to receive during such fiscal year, both the canceled Option and any other Option issued to such optionee during such fiscal year shall be treated as outstanding, and, in the case of an Option canceled at any time, in determining whether an optionee has received the maximum number of Shares he is entitled to receive during the term of the Plan, both the canceled Option and any other Option issued to such optionee during the term of the Plan shall be treated as outstanding.

     The Committee shall adjust the total number of Shares and any outstanding Options and Formula Options, both as to the number of Shares and the exercise price, and the number of Shares to be issued pursuant to Formula Options granted under Section 7 hereof, for any increase or decrease in the number of outstanding Shares resulting from a stock split or a payment of a stock dividend on the Shares, a subdivision or combination of the Shares, a reclassification of the Shares in accordance with the provisions of the next paragraph, a merger or consolidation of the Shares or any other like changes in the Shares or in their value. The Committee shall not issue fractional Shares as a result of any of these changes and shall eliminate from the outstanding Options and Formula Options any fractional Shares that result from such a change. The Committee shall not adjust outstanding Options and Formula Options for cash dividends or the issuance of rights to subscribe for additional stock or securities of the Company.

     Except as provided in the following paragraph, after any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more other corporations, or any other corporate reorganization to which the Company is a party that involves any exchange, conversion, adjustment or other modification of the outstanding Options and Formula Options, each optionee shall receive at no additional cost upon the exercise of his Option or Formula Option, as applicable, subject to any required action by shareholders and in lieu of the number of Shares as to which he would otherwise exercise the Option or Formula Option, as applicable, the number and class of shares of stock or other securities or any other property (including cash) to which the terms of the agreement of merger, consolidation or other reorganization would entitle the optionee to receive, if, at the time of the merger, consolidation or other reorganization, the optionee had been a holder of record of the number of Shares as to which he could exercise the Option or Formula Option, as applicable. Comparable rights shall accrue to each optionee in the event of successive mergers, consolidations or other reorganizations.

     In the event of a Sale of the Company (as hereinafter defined) in which the purchaser of the Company does not agree to the assumption of the Options or Formula Options, provisions shall be made to cause each outstanding Option and Formula Option to become exercisable prior to the Sale of the Company and to terminate upon the consummation of the Sale of the Company. "Sale of the Company" shall mean (i) the approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and the Company's voting securities outstanding immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, a majority or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such reorganization, merger or consolidation, in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Company's voting securities, respectively; or (ii) the approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, a majority or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and the Company's voting securities outstanding immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Common Stock and the Company's voting securities, respectively.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option or Formula Option.

     The grant of an Option or Formula Option by the Committee shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

     5. Terms and Conditions of Options and Formula Options. Each Option and Formula Option granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by an Agreement, or a Formula Option Agreement (as defined in Section 7 hereof) in the case of a Formula Option, in the form and containing the terms and conditions as the Committee from time to time may determine, provided that each Agreement or Formula Option Agreement, as the case may be, shall:

          (a) state the number of Shares to which it pertains;

          (b) state that the price at which each Share may be purchased shall not be less than the "Fair Market Value" (as defined below) of a Share on the date of grant of the Option;

          (c) state the terms and conditions for payment, except as otherwise provided by Section 11 hereof;

          (d) state the term of the Option or Formula Option, as the case may be, and the period or periods during the term in which the optionee may exercise the Option or Formula Option, as the case may be, or portions thereof;

          (e) provide that the Option or Formula Option, as the case may be, is not transferable by the grantee other than by will or the laws of lineal descent and, in the case of an Option or Formula Option other than an Incentive Stock Option (i) to the spouse or any lineal ancestor or descendant of the grantee, (ii) to any trust, the sole beneficiaries of which are any one or all of such grantee, such grantee's spouse or any lineal ancestors or descendants of such grantee, and (iii) to any other person or entity as the Committee may approve. A holder of an Option or Formula Option other than the grantee thereof may not transfer such option other than by will or the laws of lineal descent;

          (f) provide that, with respect to any Options or Formula Options granted to an employee and/or director, the Option or Formula Option, as the case may be, shall terminate 30 days following the date the grantee ceases to be an employee and/or director of the Company or a Subsidiary, other than by reason of death or disability (as defined in Code Section 22(e)(3));

          (g) provide that, if a grantee dies or becomes disabled (as defined in Code Section 22(e)(3)) while he is an employee and/or director of the Company or a Subsidiary, as applicable, any Options or Formula Options, as the case may be, granted to such grantee may be exercised by the then holder thereof at any time within one year after the grantee's death or disability or, if earlier, the expiration of the term of such Option or Formula Option, as the case may be; and

          (h) specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.

     The Committee may provide in any Option or Formula Option, as the case may be, which it grants that a condition to the exercise of such Option or Formula Option, as the case may be, shall be the grantee's agreement to remain an employee of and/or to otherwise render services to the Company or any of its Subsidiaries for a specified period of time following the date of grant. This condition shall not impose on the Company or any Subsidiary any obligation to employ the grantee or otherwise retain the grantee as a director for any period of time or otherwise constitute a contract of employment.

     The "Fair Market Value" of a Share on a given date shall be (a) if the Common Stock is then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market, the last reported sales price of a Share for the trading day immediately preceding such date as reported on such exchange or such market, as the case may be; (b) if the Common Stock is not then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for a Share as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information for the trading day immediately preceding such date; (c) if the Common Stock is not then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for a Share as quoted by a market maker in the Common Stock for the trading day immediately preceding such date(or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Fair Market Value"); or (d) if the Common Stock is not then listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or The Nasdaq SmallCap Market or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of a Share as determined by the Committee in good faith.

     6. Additional Terms and Conditions of Incentive Stock Options. In addition to the terms and conditions set forth in Section 5 hereof, each Agreement evidencing the grant of an Incentive Stock Option shall:

          (a) provide for an exercise price that shall not be less than 100% of the Fair Market Value (as defined above in Section 5 hereof) of the Shares on the date of grant of the Option, provided that: if the optionee owns (subject to applicable ownership attribution rules of Code Section 424(d) and the regulations promulgated thereunder by the Department of Treasury) stock possessing more than 10% of the total combined voting power of all Shares or of shares of any parent corporation within the meaning of Code
     Section 424(e) (a "Parent") or Subsidiary of the Company at the time the Option is granted (assuming the immediate exercise of such Option), the exercise price shall not be less than 110% of the Fair Market Value of the pertinent number of Shares of the Company on the date the Option is granted; and subject to the foregoing, the Committee, in determining the Fair Market Value, shall have full authority and discretion and be fully protected in doing so;

          (b) provide that the Option is not exercisable after the expiration of ten (10) years (or such lesser period as is specified in the Agreement) from the date the Option is granted, except that, if the optionee owns (subject to applicable ownership attribution rules of Code Section 424(d) and the regulations promulgated thereunder by the Department of the Treasury) more than 10% of the total combined voting power of all Shares or of shares of any Parent or Subsidiary at the time the Option is granted (assuming the immediate exercise of such Option), the Option is not exercisable after the expiration of five (5) years (or such lesser period as is specified in the Agreement) from the date the Option is granted; and

          (c) provide that during the optionee's lifetime, the Option is exercisable only by the optionee.

     7. Formula Grants to Directors. Each person who is first elected as a non-employee director of the Company after May 16, 1997 shall be granted a non-qualified stock option as of the date he or she first commences services as a director to acquire 7,500 Shares at a per share exercise price equal to the Fair Market Value (as defined above in Section 5 hereof) of a Share. Each non-employee director of the Company shall be granted a non-qualified stock option pursuant to this Section each year on the date of the first Board meeting following each annual meeting of shareholders, commencing with the annual meeting of shareholders of the Company first held after the date hereof, to acquire 1,500 Shares at a per share exercise price equal to the Fair Market Value of a Share, provided such individual is a director of the Company on such date. Formula Options shall be subject to such additional terms as may be set forth in a Non-Qualified Formula Stock Option Agreement (the "Formula Option Agreement") complying with Section 5 hereof, approved by the Committee and used to evidence the grant of a Formula Option. Notwithstanding any other provision of this Plan, the provisions of this Section 7 and of the Formula Option Agreement may not be amended more than once every six months, other than to conform it with changes in the Code, the Employee Retirement Income Security Act of 1974, or any rules promulgated under either of the foregoing.

     8. Compliance with Code for Incentive Stock Options. All Incentive Stock Options are intended to comply with Code Section 422, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

     9. Limitation on Incentive Stock Option Amounts. An Incentive Stock Option may not be granted to an optionee to the extent the aggregate Fair Market Value, determined at the time the Committee grants the Option, of Common Stock with respect to which stock options intended to meet the requirements of Section 422 of the Code are exercisable for the first time by such optionee during any calendar year under all plans of the Company and any Parent or Subsidiary exceeds $100,000.

     10. Term of Plan. The Company shall submit this Plan to its shareholders for approval within 12 months of the adoption of this Plan by the Board. No Option or Formula Option shall be exercisable prior to the receipt of such shareholder approval. Unless shareholder approval is obtained within said twelve-month period, both this Plan and all outstanding Options and Formula Options shall be rendered immediately void and of no effect.

     The effective date of this Plan shall be the earlier of the date on which the shareholders of the Company or the Board approve this Plan (the "Effective Date"). This Plan shall terminate 10 years after that date. The Committee may grant Options and Formula Options pursuant to this Plan at any time on or between the Effective Date and that termination date, subject to the other provisions contained herein.

     11. Exercise of Option by Optionee. A holder of an Option or Formula Option may purchase Shares pursuant thereto only upon receipt by the Company of a notice in writing from such holder of his intent to purchase a specific number of Shares, which notice contains such representations regarding compliance with the federal and state securities laws as the Committee may reasonably request. The exercise price shall be paid in full upon the exercise of an Option or Formula Option, and no Shares shall be issued or delivered until full payment thereof has been made. Payment of the exercise price for all Shares purchased pursuant to the exercise of an Option or Formula Option shall be made in cash or by certified check or, alternatively, if the applicable Agreement so allows, as follows:

          (a) by delivery to the Company of a number of shares of Common Stock which have been owned by the holder for at least six months prior to the date of exercise, having a fair market value on the date of exercise, as determined by the Committee in its sole discretion, either equal to the exercise price or in combination with cash in a sufficient amount to equal the purchase price; or

          (b) by receipt of the exercise price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the holder to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of shares of Common Stock with respect to which the Option or Formula Option is exercised.

     Until the Option or Formula Option has been exercised and payment of the exercise price for, and any withholding tax obligations with respect to, all Shares purchased pursuant to the exercise of the Option or Formula Option has been received by the Company in accordance with the terms of the applicable Agreement or Formula Option Agreement, the holder shall have no rights as a shareholder with respect to the Shares the Option or Formula Option covers. The Company shall make no adjustment to the Shares for any dividends or distributions or other rights for which the record date is prior to the issuance of that stock certificate, except as this Plan otherwise provides.

     12. Withholding Taxes. Whenever the Company proposes or is required to issue Shares to a holder of an Option or Formula Option, pursuant to the exercise of a Non-Qualified Stock Option or Formula Option granted under this Plan, or the holder makes a disqualifying disposition (within the meaning of Code Section 421(b)) of Shares acquired upon the exercise of an Incentive Stock Option, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement prior to the delivery of any certificate or certificates for such Shares. A grantee may pay the withholding tax (a) by making payment in cash or by certified check, (b) if the applicable Agreement or Formula Option Agreement so provides, by electing to tender to the Company the smallest number of whole Shares that have been owned by such grantee for at least six months prior to the Tax Date (defined below) that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date, is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of the Option or Formula Option if the applicable Agreement or Formula Option Agreement so provides, or (c) by electing to have the number of Shares which the holder is to receive upon exercise reduced by the number of Shares determined in (b) above (a grantee's election to tender or offset as described in (b) or (c) above is referred to as a "Withholding Election"). A grantee may make a Withholding Election only if the following conditions are met:

          (a) the Withholding Election must be made no later than the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election in the form prescribed by the Committee;

          (b) any Withholding Election is irrevocably given in a manner that satisfies the requirements of the exemption provided under Rule 16b-3, if any; and

          (c) If the grantee is considered by the Committee to be subject to
     Section 16 of the Exchange Act, the Withholding Election is delivered to the Company sufficiently in advance of the Tax Date as the Committee determines is necessary or appropriate to satisfy the conditions of the exemption from Section 16(b) of the Exchange Act provided under Rule 16b-3.

     Notwithstanding anything to the contrary herein, the Committee may in its sole discretion disapprove and give no effect to any Withholding Election for an Option or Formula Option and no Option or Formula Option to which any Withholding Election relates may be exercised prior to one year after the Company has been subject to the reporting requirements of Section 13 of the Exchange Act and has filed all reports and statements required to be filed pursuant to that Section during that year.

     13. Assignability. Except as Section 5 of this Plan permits or the terms of the Option or Formula Option Agreement permit, no Option or Formula Option or any of the rights and privileges thereof accruing to an optionee shall be transferred, assigned, pledged or hypothecated in any way whether by operation of law or otherwise, and no Option or Formula Option, or right or privilege shall be subject to execution, attachment or similar process.

     14. The Right of the Company to Terminate Employment. No provision in this Plan or any Option or Formula Option shall confer upon any grantee any right to continue in the employment of the Company or any Subsidiary or to continue performing services for or to interfere in any way with the right of the Company or any Subsidiary to terminate his employment or of the right of shareholders of the Company to remove such grantee as a director at any time for any reason.

     15. Amendment and Termination. Except as set forth in Section 7 hereof, the Board at any time may amend or terminate this Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax (including Code Sections 162(m) and 422), securities or other applicable laws and rules and regulations to which the Company, this Plan, optionees or eligible employees and/or directors are subject. No amendment or termination of this Plan shall adversely affect the rights of an optionee with regard to his Options or Formula Options without his consent.

     16. General Restriction. Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any Option or Formula Option granted pursuant to this Plan shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in the Committee's sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each holder shall, prior to the exercise of an Option or Formula Option, deliver to the Company such information, representations and warranties as the Committee may reasonably request in order for the Committee to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an Option or Formula Option are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

     17. Choice of Law. The laws of the State of Tennessee shall govern this Plan.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in the form and as of the date set forth above.

Attest:                                                GOODY'S FAMILY CLOTHING, INC.

By: -------------------------------------------------  By: -------------------------------------------------

Title:                                                 Title:

[CORPORATE SEAL]

                                 [Goody's logo]

                                                                      APPENDIX A


                                     PROXY
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOODY'S FAMILY
                                 CLOTHING, INC.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 21, 1997, and does hereby appoint Robert M. Goodfriend and Harry M. Call, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Goody's Family Clothing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (EDT) on Wednesday, June 18, 1997, at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock:

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below                        [ ] WITHHOLD AUTHORITY
     (except as marked to the contrary below)                 to vote for all nominees listed below

   NOMINEES: HARRY M. CALL and SAMUEL J. FURROW as Class II Directors (for a term expiring at the 2000 Annual Meeting of Shareholders)

   (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided.)

--------------------------------------------------------------------------------

2. APPROVAL AND ADOPTION OF GOODY'S FAMILY CLOTHING, INC. 1997 STOCK OPTION
   PLAN.

                      [ ] VOTE FOR       [ ] VOTE WITHHELD
3. APPROVAL AND ADOPTION OF GOODY'S FAMILY CLOTHING, INC. SHORT TERM INCENTIVE PLAN.

                      [ ] VOTE FOR       [ ] VOTE WITHHELD
4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                           TO BE SIGNED ON OTHER SIDE

                             (Continued from front)
   This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the election of the nominees for director named herein and in favor of the approval and adoption of each of the Goody's Family Clothing, Inc. 1997 Stock Option Plan and the Goody's Family Clothing, Inc. Short Term Incentive Plan.

                                                  (Signature(s))

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  Dated:
                                                  ------------------------------

                                                  Please sign exactly as name(s)
                                                  appears hereon, and when
                                                  signing as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, give your full title
                                                  as such. If the signatory is a
                                                  corporation, sign the full
                                                  corporate name by a duly
                                                  authorized officer. When
                                                  shares are held by joint
                                                  tenants, both should sign.

           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY